Exhibit 4.2

                                     WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND THE WARRANT MAY NOT BE EXERCISED AND THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES.

                                   to purchase

                             SHARES OF COMMON STOCK

                                       of

                                EASY ENERGY, INC.

                     at an exercise price of $0.27 per share

                 VOID AFTER 5:00 p.m. (prevailing Tel Aviv time)

                 On the Expiration Date (as hereinafter defined)

NO. W-[  ]                                                    Date: Feb 28, 2008

     Easy Energy, Inc. a Nevada corporation with its principal offices at 49 Ha'aroshet St., Karmiel 20100 Israel (the "COMPANY"), hereby grants to [ _____________________ ] (the "HOLDER"), the right to purchase, subject to the terms and conditions hereof, up to [ ____________ ] shares of Common Stock, par value $0.00001 per share, of the Company ("COMMON STOCK"), exercisable at any time from time to time, on or after the date hereof (the "EFFECTIVE DATE"), and until the Fifth (5th) anniversary of the Effective Date (the "EXPIRATION DATE").

1. DEFINITIONS

     In this Warrant the terms below shall have the following meaning, unless otherwise specifically provided or required by the context:

     1.1. "WARRANT  SHARES"  means  the  Shares  of  Common  Stock   purchasable
          hereunder or any other securities which, in accordance with the provisions hereof, may be issued by the Company in substitution therefor.

     1.2. "EXERCISE PRICE" means the price of twenty seven cents ($0.27) payable hereunder for each Warrant Share, as adjusted in the manner set forth hereinafter.

     1.3. "WARRANTS" means this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.

2. WARRANT PERIOD; EXERCISE OF WARRANT

     2.1. This Warrant may be exercised in whole at any time, or in part from time to time, beginning on the Effective Date until the Expiration Date (the "WARRANT PERIOD"), by the surrender of this Warrant (with a duly executed exercise form in the form attached hereto as EXHIBIT A), at the principal office of the Company, set forth above, together with proper payment of the Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised. Payment for Warrant Shares shall be made by certified or official bank check or checks, payable to the order of the Company or by wire transfer to an account to be designated in writing by the Company. Payments shall be made in United States dollars.

     2.2. The Holder of the Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof and such Holder further covenants and agrees that it will not sell, transfer, pledge, assign, or hypothecate the Warrant or the Warrant Shares unless there is an effective registration statement under the Securities Act of 1933 covering the Warrant or the Warrant Shares, or the Holder of the Warrant and/or the Warrant Shares receives an opinion of counsel satisfactory to the Company stating that such sale, transfer, pledge, assignment, or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and the qualification requirements under applicable law.

     2.3. If this Warrant should be exercised in part, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remainder of the Warrant Shares purchasable hereunder. The Company shall pay any and all expenses, taxes and other charges that may be payable in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to this Section 2 in the name of the Holder (including without limitation, if applicable stamp duty), and to the extent required, the execution and delivery of a new Warrant, provided, however, that the Company shall only be required to pay taxes which are due as a direct result of the issuance of the Warrant Shares or other securities, properties or rights underlying such Warrants (such as the applicable stamp duty), and will not be required to pay any tax which may be (i) due as a result of the specific identity of the Holder or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder.

     2.4. No fractions of Shares of Common Stock shall be issued in connection with the exercise of this Warrant, and the number of Common Stock issued shall be rounded up or down to the nearest whole number.

     2.5. Upon the issuance of Common Stock resulting from the exercise in whole or in part of this Warrant, the Company shall deliver to the Holder an irrevocable letter of instructions to the Company's transfer agent to issue as soon as is reasonably practicable to the Holder share certificates reflecting the Warrant Shares exercised thereby, together with any and all other documents required for the issuance of such certificates by the transfer agent.

     2.6. Cashless Exercise. If at any time after the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, which would allow "tacking" of the holding period of this Warrant and the Warrant Shares pursuant to the SEC Manual of Publicly Available Telephone Interpretations or other
          Commission rule or guidance, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder at a time when such Registration Statement is required to be effective pursuant to the Registration Rights Agreement, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

          (A) = the VWAP on the Trading Day immediately preceding the date of such election;

          (B)  = the Exercise Price of this Warrant, as adjusted; and

          (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

          Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.6.

3. RESERVATION OF SHARES

     The Company covenants that: (i) at all times during the Warrant Period it shall have in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, such number of Shares of Common Stock as shall be issuable upon the exercise hereof, and (b) upon exercise of the Warrant and payment of the Exercise Price hereunder, the Warrant Shares issuable upon such exercise will be validly issued, fully paid, non assessable, free and clear from any lien, encumbrance, pledge or any other third party right and not subject to any preemptive rights.

4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES

     4.1. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     4.2. Stock Dividends and Distributions. In case the Company shall pay a dividend on, or make a distribution of, Shares of Common Stock or of the Company's share capital convertible into Shares of Common Stock, the Exercise Price shall forthwith be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. An adjustment pursuant to this Section 4.3 shall be made as of the record date for the subject stock dividend or distribution.

     4.3. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Sections 4.1 and 4.2, the number of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares of Common Stock issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     4.4. No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 1 cent ($0.01) per each Share of Common Stock, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1 cent ($0.01) per each Share of Common Stock.

     4.5. Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company with, or merger of the Company into (other than a merger which does not result in any reclassification or change of the outstanding Shares of Common Stock), the Company shall cause the corporation formed by such consolidation or merger or surviving such merger to execute and deliver to the Holder a new warrant agreement in exchange for this Warrant, providing that the Holder of the Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments, which shall be identical to the adjustments provided in this Section 4. The provisions of this Section 4.5 shall similarly apply to successive consolidations or mergers.

5. NOTICES TO WARRANT HOLDERS

     Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the Expiration Date, any of the following events shall occur:

     5.1. the Company shall take a record of the holders of its Shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

     5.2. the Company shall offer to all the holders of its Shares of Common Stock any additional shares of the share capital of the Company or securities convertible into or exchangeable for shares of the share capital of the Company, or any option, right or warrant to subscribe therefor; or

     5.3. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

     then, in any one or more of said events, the Company shall give to the Holder written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

6. TRANSFERABILITY

     6.1. The Holder may, sell, transfer, assign, encumber, pledge or otherwise dispose or undertake to dispose of the Warrant.

     6.2. Unless registered, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear legend substantially similar to the following:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES SATISFACTORY TO EASY ENERGY, INC., THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

7. LOSS, ETC. OF WARRANT

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable direct expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. HEADINGS

     The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9. NOTICES

     Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or seven (7) days after deposit with the Post Authority, for dispatch by registered or certified mail, postage prepaid and addressed to the Holder at the address set forth in the Company's books and to the Company at the address of its principal offices set forth above, or when given by telecopier or other form of rapid written communication, provided that confirming copies are sent by such airmail.

10. GOVERNING LAW

     This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law). Any dispute arising out of or in connection with this Warrant is hereby submitted to the sole and exclusive jurisdiction of the competent courts located in New York, New York.

11. ENTIRE AGREEMENT; AMENDMENT AND WAIVER

     This Warrant and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of both the Holder and the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

Easy Energy, Inc.

By:
   -----------------------------
Name:  Guy Ofir

Title: CEO

Agreed and Accepted:

[ ---------------- ]

By:
   -----------------------------
Name:
   -----------------------------
Title:
   -----------------------------

                                    EXHIBIT A

                              Warrant Exercise Form

                             _________________, 200_

Easy Energy Inc.
49 Ha'aroshet St.,
Karmiel 20100 Israel

Dear Sirs,

                             Re: EXERCISE OF WARRANT

1. The undersigned hereby irrevocably elects to exercise the attached Warrant No. W-[ ] to the extent of ___________________ Common Stock of Easy Energy, Inc., all in accordance with Section 2.1 of the Warrant.

2. Payment to the Company of the total Exercise Price for such shares has been made simultaneously with the delivery of this exercise of the Warrant.

3. The undersigned requests that certificates for such Common Stock be registered in the name of ____________________ whose address is
     ____________________ and that such certificates be delivered to whose address is _____________________________.

[                                             ]

By:
   -----------------------------
Name:
   -----------------------------
Title:
   -----------------------------

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